Exhibit 24.1

SMARTSTOP SELF STORAGE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of SMARTSTOP SELF STORAGE REIT, INC. (the “Company”) hereby constitute and appoint Michael McClure and James R. Barry, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (including any registration statement filed pursuant to Rule 462(b)), to sign any and all amendments, including any pre- or post-effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of December 9, 2020, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Executive Chairman	December 9, 2020

/s/ Michael McClure Michael McClure	Chief Executive Officer (Principal Executive Officer)	December 9, 2020

/s/ James R. Barry James R. Barry	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 9, 2020

/s/ Michael Terjung Michael Terjung	Chief Accounting Officer (Principal Accounting Officer)	December 9, 2020

/s/ Paula Mathews Paula Mathews	Director	December 9, 2020

/s/ David J. Mueller David J. Mueller	Independent Director	December 9, 2020

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	December 9, 2020

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	December 9, 2020